Exhibit 4.7


THIS CONVERTIBLE REDEEMABLE SUBORDINATED NOTE (AND THE SHARES OF COMMON STOCK OF MAKER ACQUIRABLE UPON CONVERSION) HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. THIS CONVERTIBLE REDEEMABLE SUBORDINATED NOTE (AND THE SHARES OF COMMON STOCK OF MAKER ACQUIRABLE UPON CONVERSION) MUST BE HELD INDEFINITELY AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS MAKER RECEIVES AN OPINION OF COUNSEL, OR OTHER EVIDENCE, REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACTS.

THE TRANSFER OF THIS CONVERTIBLE REDEEMABLE SUBORDINATED NOTE (AND THE SHARES OF COMMON STOCK OF MAKER ACQUIRABLE UPON CONVERSION) IS SUBJECT TO RESTRICTIONS AS PROVIDED IN THIS CONVERTIBLE REDEEMABLE SUBORDINATED NOTE.

AN INVESTMENT IN THIS CONVERTIBLE REDEEMABLE SUBORDINATED NOTE IS HIGHLY SPECULATIVE. PAYEE MAY LOSE ITS ENTIRE INVESTMENT.

                    CONVERTIBLE REDEEMABLE SUBORDINATED NOTE

$<<Notes__Warrants_to_be_issued_>>                                March 29, 2002

     FOR VALUE RECEIVED, the undersigned, EDT Learning, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of <<Holder_Name_>> ("Payee"), at <<Address_of_Holder>> <<Holder_City_State_Zip>>, or such other place as Payee may from time to time direct Maker in writing, the principal sum of ____________________ and 00/100 Dollars ($<<Notes__Warrants_to_be_issued_>>), together with interest thereon which shall accrue at the rate of twelve percent (12.0%) per annum. Accrued interest shall be due and payable at the end of each calendar quarter following the date of this Convertible Redeemable Subordinated Note (the "Convertible Note") until the principal hereof is paid in full or converted into shares of the common stock of Maker, par value $0.001 per share ("Common Stock"), as herein provided. The principal, together with all accrued but unpaid interest hereon, shall mature and be due and payable on March 29, 2012. Except as otherwise set forth in Section 8, Maker shall have no right to prepay this Convertible Note prior to the date that this Convertible Note matures as set forth above. All payments on this Convertible Note shall be due and payable in lawful currency of the United States of America.

     This Convertible Note is one of several Convertible Redeemable Subordinated Notes dated of even date herewith and issued by Maker (collectively, the "Convertible Notes") as part of an offering of 60 (subject to increase to 110) units (the "Units") that was conducted by Maker and Murphy & Durieu, the placement agent for the offering, on a best efforts basis. Each Unit consists of one (1) Convertible Note and one (1) Warrant exercisable for 50,000 shares of Common Stock (collectively, the "Warrants").

     1. CONVERSION. Payee or the then current holder of this Convertible Note may elect to convert this Convertible Note (in whole but not in part) at any time following the date that is sixty (60) days following the date of this Note and prior to maturity. The principal portion of this Convertible Note will convert into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the "Underlying Shares"). The conversion price for such conversion shall be a price per share equal to $1.00, or, in case an adjustment in the conversion price has taken place pursuant to the provisions hereof, at the then applicable conversion price as so adjusted (such price as in effect from time to time being referred to herein as the "Conversion Price"). Upon conversion, Payee (or the then current holder of this Convertible Note) shall be obligated to deliver to Maker (i) this Convertible Note for cancellation and
(ii) written notice of the intent of Payee (or the then current holder of this Convertible Note) to convert this Note. Within fifteen (15) days after the giving of such notice, Maker shall issue the appropriate number of Underlying
Shares in accordance with the Conversion Price and deliver to Payee a certificate or certificates therefor, registered in its name, representing such Underlying Shares against delivery to Maker of this Convertible Note marked "paid in full." Payee shall represent in writing to Maker prior to the receipt of the Underlying Shares that such Underlying Shares will be acquired by it for investment only and not for resale or with a view to the distribution thereof, and shall agree that any certificates representing the Underlying Shares may bear a legend, conspicuously noting such restriction, as Maker shall deem reasonably necessary or desirable to enable it to comply with any applicable federal or state laws or regulations.

     Upon conversion of this Convertible Note, the holder hereof shall not be entitled to receive any unaccumulated or unaccrued interest, provided that such holder shall be entitled to receive (by cash payment only) any interest on such portion that accrued prior to such conversion and remained unpaid. In connection with the conversion of this Convertible Note, no fractions of shares of Common Stock shall be issued, but Maker shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fraction of a share multiplied by the Conversion Price.

     2. ANTIDILUTION ADJUSTMENTS. The Conversion Price in effect at any time shall be subject to adjustment as follows:

          (a) In case Maker shall pay or make a dividend or other distribution on any class of capital stock of Maker in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

          (b) In case Maker shall issue rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Fair Value (as defined below) per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced to the amount determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase if purchased at Fair Value, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into smaller number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately upon the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case Maker shall, by dividend or otherwise, distribute to all holders of shares of Common Stock evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to above, any dividend or distribution paid in cash out of the earned surplus of Maker and any dividend or distribution referred to above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Fair Value per share of the Common Stock on the date fixed for such determination less the Fair Value of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator of which shall be such Fair Value per share of the Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) In case the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or a stock dividend described above, or a consolidation, merger or sale of assets described below), then and in each such event the Payee (or the then current holder of this Convertible
     Note) shall have the right thereafter to convert this Convertible Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which this Convertible

     Note might have been converted immediately prior to such reorganization, reclassification or change.

          (f) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (f)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which, by reason of this paragraph (f), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest dollar.

          (g) Whenever the Conversion Price is adjusted as provided in this Convertible Note and upon the request of Payee (or the then current holder of this Convertible Note), Maker shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, and such certificate shall promptly be forwarded to the Payee (or the then current holder of this Convertible Note).

          (h) Maker shall at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, for the purpose of effecting the conversion of the Convertible Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Convertible Notes and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

          (i) Maker will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of this Convertible Note. Maker shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Payee, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to Maker the amount of any such tax, or has established to the satisfaction of Maker that such tax has been paid.

          (j) Maker agrees that in case of any consolidation of Maker with, or merger of Maker into, any other corporation, or in case of any merger of another corporation into Maker (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of Maker), or in case of any sale or transfer of all or substantially all of the assets of Maker, Maker shall require the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, to execute and deliver to the Payee (or the then current holder of this Convertible Note) an agreement providing that the Payee (or the then current holder of this Convertible Note) shall have the right thereafter to convert this Convertible Note into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of Maker into which this Convertible Note might have been converted immediately prior to such consolidation, merger, sale or transfer. Such agreement shall provide for adjustments which, for events subsequent to the effective date of such consolidation, merger, sale or transfer, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions of this Convertible Note shall similarly apply to successive consolidations, mergers, sales or transfers.

          (k) "Fair Value" of the Common Stock shall be determined from time to time in good faith by the Board of Directors of Maker; provided, however, that if the Common Stock is then traded on the American Stock Exchange (or, if no longer traded on the American Stock Exchange, another national exchange or the NASDAQ Stock Market), then the Fair Value of the Common Stock shall be deemed to be equal to the average quoted closing price of the Common Stock over the five trading days prior to the date of determination. Any valuation made pursuant hereto will be binding upon Maker and all holders of Convertible Notes and their successors and assigns.

          (l) Except as otherwise explicitly set forth in this Section 2, there shall be no antidilution or other adjustments to the Conversion Price.

     3. EVENTS OF DEFAULT AND REMEDIES. At the option of Payee (or the then current holder of this Convertible Note), the entire amount of the unpaid balance of this Convertible Note, shall immediately become due and payable upon the occurrence of one or more of the following events of default ("Events of Default"):

          (a) Failure of Maker to make any payment on this Convertible Note as and when the same becomes due and payable in accordance with the terms hereof, and such failure continues for a period of thirty (30) days after the receipt by Maker of written notice from Payee (or the then current holder of this Convertible Note) of the occurrence of such failure; or

          (b) Maker shall (i) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or
     (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee (or the then current holder of this Convertible Note) granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 120 days of the filing of same). As used herein, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     In the event any one or more of the Events of Default specified above shall have occurred, the holder of this Convertible Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Convertible Note or in aid of the exercise of any power or right granted by this Convertible Note, or to enforce any other legal or equitable right of the holder of this Convertible Note.

     4. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements in this Convertible Note made by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee (or the then current holder of this Convertible Note), assign any of its rights, powers, duties or obligations under this Convertible Note.

     5. MAXIMUM INTEREST. Regardless of any provision contained herein, Maker shall never be required to pay and the holder hereof shall never be entitled to receive, collect or apply as interest hereon, any amount in excess of the highest lawful interest rate permitted under applicable law, and in the event the holder hereof receives, collects or applies, as interest, any such excess, such amounts which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such for all purposes; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful interest rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude prepayments and the effects thereof, and (c) pro rate, allocate and spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the highest lawful interest rate, the holder hereof shall either apply as principal reduction or refund to Maker the amount of such excess, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the highest lawful interest rate.

     6. RESTRICTIONS ON TRANSFERABILITY. By taking this Convertible Note, Payee acknowledges that (a) this Convertible Note (and the shares of Common Stock of Maker acquirable upon conversion) has been acquired for investment and has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities act and (b) this Convertible Note (and the shares of Common Stock of Maker acquirable upon conversion) must be held indefinitely unless (i) subsequent disposition thereof is registered under the Securities Act and all applicable state securities laws or (ii) an exemption from such registration is available and Maker receives an opinion of counsel, or other evidence, reasonably satisfactory to Maker stating that such disposition is made in compliance with an exemption from such registration, and prospectus delivery requirements.

     7. SUBORDINATION. To the extent and in the manner hereinafter set forth in this Section 7, the indebtedness represented by this Convertible Note and any renewals or extensions thereof shall at all times be wholly subordinate and junior in right of payment to the prior payment in full of any and all Senior Indebtedness.

          (a) SENIOR INDEBTEDNESS. "Senior Indebtedness" means the principal of, premium, if any, and unpaid interest (including without limitation any interest accruing from and after the date of any filing made in respect of Maker or any of its Subsidiaries pursuant to Chapter 11 of Title 11 of the U.S. Code, whether or not a claim for such interest would be recognized or allowed in such proceeding) on the following, whether outstanding at the date hereof or thereafter incurred or created: (i) Indebtedness of Maker for money borrowed (including purchase-money obligations), evidenced by notes or other written obligations, (ii) Indebtedness of Maker evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument, (iii) obligations of Maker as lessee under capital leases and under leases of property made as part of any sale and leaseback transactions, (iv) any Hedging Transactions, (v) Indebtedness of others of any of the kinds described in the preceding clauses (i) through (iv) assumed or guaranteed by Maker and (vi) renewals, extensions and refundings of, and Indebtedness and obligations of a successor person issued in exchange for or in replacement of, Indebtedness or obligations of the kinds described in the preceding clauses (i) through (v); PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness: (A) any Indebtedness or obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness or obligation is subordinate in right of payment to all other Indebtedness of Maker not expressly subordinated to such Indebtedness or obligation; (B) any Indebtedness or obligation which by its terms refers explicitly to the Convertible Notes and states that such Indebtedness or obligation shall not be senior in right of payment thereto; (C) any Indebtedness or obligation of Maker in respect of the Convertible Notes; (D) Indebtedness or other obligations of Maker to any stockholder, director, officer or employee of Maker or any of its Subsidiaries; and (E) Indebtedness guaranteed by Maker on behalf of any stockholder, director, officer or employee of Maker or any of its Subsidiaries.

          (b) PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of any liquidation of Maker or of any execution, sale, receivership, insolvency, bankruptcy, readjustment, reorganization, marshaling of assets and liabilities, assignment for the benefit of creditors or other similar proceeding relative to Maker or its property (a "Creditors' Proceeding"), all principal and interest owing on all Senior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the Convertible Notes, and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Senior Indebtedness that may at the time be outstanding) that shall be made upon or in respect of the Convertible Notes shall be paid over to the holders of such Senior Indebtedness, for application in payment thereof in accordance with the priorities then existing among such holders unless and until such Senior Indebtedness shall have been paid or satisfied in full.

          (c)  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

               (i) Upon the failure to pay (beyond any applicable cure or grace periods) any installment of principal, premium, interest, fees or any other amounts owing on any Senior Indebtedness when the same becomes due and payable, including without limitation a declaration that such principal amount of Senior Indebtedness has been declared to be due and payable prior to its maturity (a "Payment Default"), no payment of principal, premium (if any), interest or other amounts owing shall be made on the Convertible Notes or on account of the purchase or other acquisition of Convertible Notes unless and until (i) such default shall have been cured or expressly waived or shall have ceased to exist or (ii) adequate provision has been made for the payment of such Senior Indebtedness in a manner satisfactory to the holders of at least 25% of the then outstanding amount of such Senior Indebtedness.

               (ii) Upon the occurrence of any default with respect to Senior Indebtedness (other than a Payment Default), which default would permit the holders of such Senior Indebtedness to cause such Senior Indebtedness to become due prior to its stated maturity (a "Nonpayment Default"), upon written notice thereof given to Maker and the holder of this Convertible Note by any holders of any Senior Indebtedness ("Payment Notice"), then, unless and until such Nonpayment Default shall have been cured or waived or shall cease to exist, no payment (other than in capital stock or evidences of Indebtedness, the payment of which is subordinated to the payment of all Senior Indebtedness, to the same extent as the Convertible Notes, that may at the time be outstanding) shall be made by Maker in respect of the Convertible Notes or to acquire any of the Convertible Notes; PROVIDED, HOWEVER, that this paragraph (ii) shall not prevent the making of any payment
          (x) which is made 180 days or more after the Payment Notice shall have been given or (y) if earlier, after the date on which such Senior Indebtedness shall have been paid in full in cash or in any other manner acceptable to holders of such Senior Indebtedness or the date on which application of this paragraph (ii) has been cured or waived in writing by the holders of such Senior Indebtedness (or their representatives) in accordance with the terms of the document pursuant to which it was issued. Maker shall promptly deliver such Payment Notice to the holders of the Convertible Notes. Notwithstanding the foregoing, (A) not more than one Payment Notice shall be given within a period of 365 consecutive days, and (B) no Nonpayment Default which existed or was continuing on the date of any Payment Notice (whether or not such event of default is on the same issue or Senior
          Indebtedness) may be made the basis for the giving of a subsequent Payment Notice.

          (d) PAYMENT PERMITTED IF NO DEFAULT. Except as provided in subsections (b) and (c) of this Section 7, nothing contained in this Convertible Note shall prevent Maker from making payments at any time of principal of (and premium, if any) or interest on the Convertible Notes.

          (e) NO WAIVER OF SUBORDINATION PROVISIONS. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of Maker or the holders of Senior Indebtedness, or by any noncompliance by Maker with any of the terms, provisions and covenants of this Convertible Note, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Convertible Notes, without incurring responsibility to the holders of the Convertible Notes and without impairing or releasing the subordination provided in this

     Section 7 or the obligation hereunder of the holders of the Convertible Notes to the holders of Senior Indebtedness, do any one or more of the following:

               (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

               (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

               (iii) release any person liable in any manner for the collection of Senior Indebtedness; and

               (iv) exercise or refrain from exercising any rights against Maker and any other person.

          (f) NOTICE. Maker shall give prompt written notice to holders of the Convertible Notes of any fact known to Maker that would prohibit the making of any payment in respect of the Convertible Notes pursuant to this Section 7.

          (g) RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of Maker referred to in this
     Section 7, the holders of the Convertible Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such liquidation or Creditors' Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holders of Convertible Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

          (h)  CERTAIN  CONVERSIONS  DEEMED  PAYMENT.  For the  purposes of this
     Section 7 only, (i) the issuance and delivery of junior securities upon conversion of Convertible Notes shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Convertible Notes or on account of the purchase or other acquisition of Convertible Notes, and (ii) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Convertible Note shall be deemed to constitute payment on account of the principal of such Convertible Note. For the purposes of this subsection 7(h), the term "junior securities" means (A) shares of any stock of any class of Maker and (B) securities of Maker that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Convertible Notes are so subordinated as provided in this Section 7. Nothing contained in this Section 7 or elsewhere in this Convertible Note is intended to or shall impair, as among Maker, its creditors other than holders of Senior Indebtedness and the holders of the Convertible Notes, the right, which is absolute and unconditional, of the holder of any Convertible Notes to convert such Convertible Note in accordance with Section 1.

          (i) HOLDERS OF CONVERTIBLE NOTES TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full in cash, or in any other manner acceptable to holders of Senior Indebtedness (in their sole discretion), of all Senior Indebtedness, the holders of Convertible Notes shall be subrogated to the rights of the holders of Senior
     Indebtedness to receive payments or distributions of assets of Maker applicable to the Senior Indebtedness until all amounts owing on the Convertible Notes shall be paid in full in cash, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of Maker, or by or on behalf of the holders of the Convertible Notes by virtue of this Section 7, which otherwise would have been made to the holders of the Convertible Notes shall, as between Maker, its creditors other than the holders of Senior Indebtedness and the holders of the Convertible Notes, be deemed to be payment by Maker to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 7 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Convertible Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     As used in this Section 7:

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time and applied consistently throughout the relevant periods.

     "HEDGING TRANSACTION" shall mean, with respect to any Person, (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements of such Person, (ii) currency swap agreements and currency cap agreements of such Person and (iii) other written agreements or arrangements principally designed to protect such Person against fluctuations in interest rates or currency values or the price of any commodity used in the business of such Person.

     "INDEBTEDNESS" means (without duplication), when used with reference to any
Person:

          (i) any obligation, contingent or otherwise, (A) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (B) evidenced by bonds, notes, debentures or similar instruments or letters of credit or (C) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent (but only to the extent) any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person and its Subsidiaries prepared on a consolidated basis in accordance with GAAP, and

          (ii) shall also include, regardless of whether such items would appear upon a balance sheet, (A) the principal component of any Capitalized Lease Obligations of such Person, (B) obligations secured by a Lien to which any property or asset, including leasehold interests and any other tangible or intangible property rights, owned by such Person is subject, whether or not the obligations secured thereby shall have been assumed by such Person (PROVIDED, HOWEVER, that, if the obligations have not been assumed by such Person such obligations shall be deemed to be in an amount equal to the lesser of (1) the fair market value (as determined in good faith by the Board of Directors of Maker and as evidenced by a board resolution) of the property or properties to which the Lien relates or (2) the amount of the Indebtedness secured by such Lien) by such Person or shall otherwise be such Person's legal liability, (C) reimbursement obligations and all other liabilities (contingent or otherwise) of such Person in respect of letters of credit and letter of credit guarantees, (D) any obligation of such Person in respect of Hedging Transactions, and (E) guarantees by such Person of items which would be included within this definition, to the extent of such guarantees.

     "LIEN" shall mean any mortgage, pledge, lien, encumbrance or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement), any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, but shall not include any restriction on transfer imposed under federal or state securities laws.

     "PERSON" or "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "SUBSIDIARY" shall mean, with respect to any Person: (i) a corporation in which such Person or one or more Subsidiaries of such Person own in the aggregate voting securities representing in excess of 50% of the total number of votes that could be cast in the election of directors of such corporation by the holders of all then outstanding voting securities of such corporation and (ii) any other Person (other than a corporation) of which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person directly or indirectly, has (X) at least a majority ownership interest or
(Y) the power to elect or direct the election of at least a majority of the directors or other governing body.

     8. REDEMPTION. This Convertible Note may be redeemed in whole, but not in part, at the election of Maker for the principal amount of this Convertible Note plus accrued but unpaid interest at any time after such time as the closing price of the Common Stock (as quoted on the American Stock Exchange, the NASDAQ Stock Market, or such other national exchange, if any, on which the Common Stock is then quoted) has equaled or exceeded an amount equal to the product of (i) three, multiplied by (ii) the amount of the Conversion Price then in effect, for a period of twenty (20) consecutive trading days. Maker shall provide Payee with written notice (the "Redemption Notice") at least thirty (30) days prior to the date this Convertible Note shall be redeemed (such date of redemption, the "Redemption Date") of its intent to redeem this Convertible Note. The Redemption Notice shall specify the Redemption Date, the principal amount of this Convertible Note and the amount of accrued but unpaid interest that will be outstanding as of the Redemption Date. Nothing contained herein shall be construed to prevent Payee from converting this Convertible Note subsequent to Payee's receipt of the Redemption Notice but prior to the Redemption Date. Upon redemption, Payee (or the then current holder of this Convertible Note) shall be obligated to deliver this Convertible Note to Maker for cancellation and Maker shall be obligated to deliver to Payee (or the then current holder of this Convertible Note) a cashier's check in an amount equal to the principal amount of this Convertible Note plus accrued but unpaid interest.

     9.   PAYEE'S REGISTRATION RIGHTS.

          (a) Upon receipt of notice (the "Registration Request Notice") requesting registration under the Securities Act of Underlying Shares from the holders of Notes and Warrants representing more than fifty percent (50%) of the aggregate Underlying Shares, on only one occasion, at any time commencing on the date hereof and terminating two years thereafter, Maker will offer to Payee the opportunity to include its Underlying Shares in such registration. Maker will use its reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") as promptly as practicable, a registration statement (the "Demand Registration Statement"), and will use its reasonable best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of (i) two years after the date it is declared effective, (ii) the date all the Underlying Shares registered thereby have been sold, or, (iii) in the reasonable opinion of the Maker's counsel, the Underlying Shares may be sold publicly without registration. Maker will also use its reasonable best efforts to qualify the Underlying Shares under the securities laws of the state where Payee resides provided Maker is not required to execute a general consent to service or to qualify to do business in such state. This offer to Payee shall be made within twenty (20) days after Maker receives the Registration Request Notice. If Payee elects to include its Underlying Shares in the Demand Registration Statement, it will, in a timely fashion, provide Maker and its counsel with such information and execute such documents as Maker's counsel may reasonably require to prepare and process the Demand Registration Statement, it shall have no further rights to registration of its Underlying Shares under this Section 9(a). In the event that Maker has filed a registration statement with the Commission relating to its securities within ninety (90) days prior to its receipt of the Registration Request Notice, which registration statement has not been declared effective, Payee agrees that Maker can thereafter delay the filing of the Demand Registration Statement for a period not to exceed ninety (90) days. Anything to the contrary notwithstanding, in no event shall Maker be required to file a Demand Registration Statement with the Commission prior to one hundred and eighty (180) days after the date hereof. As used in this
     Section 9 only, "Underlying Shares" shall be deemed include shares of Common Stock issuable both (i) upon conversion of the Notes and (ii) upon exercise of the Warrants.

          (b) If at any time after the date hereof, Maker proposes to file a registration statement under the Securities Act with respect to any of its securities (except one relating to stock option or employee benefit plans or a merger, acquisition or similar transaction), Maker shall give written notice of its intention to effect such filing to Payee at least thirty (30) days prior to filing such registration statement (the "Piggyback Registration Statement"). If the Payee's Underlying Shares have not been previously registered and Payee desires to include its Underlying Shares in the Piggyback Registration Statement, it shall notify Maker in writing within fifteen (15) days after receipt of such notice from Maker, in which event Maker shall include Payee's Underlying Shares in the Piggyback Registration Statement. If Payee elects to include its Underlying Shares in the Piggyback Registration Statement as set forth herein, it shall, in a timely manner, provide Maker and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggyback Registration Statement. Anything to the contrary notwithstanding, in the event that the offering for which the Piggyback Registration Statement has been filed is to be effected through or with the assistance of an underwriter, Payee will consent to restrict the sale of its Underlying Shares or reduce the number of its Underlying Shares (on a pro rata basis with shares of Common Stock issued to any other stockholders of Maker prior to or after the date hereof, and that, as of the time of determination, have presently exercisable registration rights and are requested by such stockholders to be included in such Piggyback Registration Statement) that may be included in such Piggyback Registration Statement in accordance with the requirements of such underwriter.

          (c) Maker will provide Payee with a copy of the Demand Registration Statement or the Piggyback Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit Payee to sell its Underlying Shares after the Demand Registration Statement or the Piggyback Registration Statement is declared effective by the Commission.

          (d) Maker will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Payee) necessary and incidental to the performance of its obligations under this Section.

          (e) Maker and Payee, if Payee's Underlying Shares are included in a Demand Registration Statement or Piggyback Registration Statement pursuant to this Section, shall provide customary and appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in the Demand Registration Statement or Piggyback Registration Statement.

          (f) Anything to the contrary notwithstanding, Maker shall not be required to register any Underlying Shares or provide notices under this
     Section 9 to a Payee whose Underlying Shares are either (i) are covered by a then currently effective registration statement or (ii) in the reasonable opinion of Maker's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

     10. REPRESENTATIONS AND WARRANTIES OF MAKER. Maker represents and warrants that, as of the date of this Convertible Note, it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business or financial condition; (iii) has full power and authority to execute and deliver this Convertible Note, and that the execution and delivery of this Convertible Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and (iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Convertible Note, so that upon the execution and delivery of this Convertible Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof.

     11. LIMITATION OF LIABILITY. A director, officer, employee or stockholder, as such, of Maker shall not have any liability for any obligations of Maker under this Convertible Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this Convertible Note, waives and releases all such liability. The waiver and release are part of their consideration for the issuance of this Convertible Note.

     12. GOVERNING LAW; VENUE. This Convertible Note shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Delaware.

     13. NOTICE. Any notices required or permitted to be given under the terms of this Convertible Note shall be sent by certified or registered mail (with return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile transmission. Any notice so given shall be deemed effective three days after being deposited in the U.S. Mail, or upon receipt if delivered personally or by courier or facsimile transmission, in each case addressed to a party at the following address or such other address as each such party furnishes to the other in accordance with this Section 13:

          If to the Company:       EDT Learning, Inc.
                                   2999 North 44th Street
                                   Suite 650
                                   Phoenix, AZ 85018
                                   Telephone: (602) 952-1200
                                   Facsimile: (602) 952-0544
                                   Attention: President

          If to the Payee:         At the address set forth in the first
                                   paragraph of this Convertible Note

     14. SEVERABILITY. In case any one or more of the provisions contained in this Convertible Note shall for any reason be held to be invalid, illegal and unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     15. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Convertible Note (and upon surrender of this Convertible Note if mutilated), and upon reimbursement of Maker's reasonable incidental expenses and in the case of loss, theft or destruction, indemnity and/or security as Maker shall, at its option, request, Maker shall make and deliver or caused to be made and delivered to Payee a new Convertible Note of like date and tenor in lieu of this Convertible Note.

     16. MODIFICATION OF CONVERTIBLE NOTE OR WAIVER OF TERMS THEREOF RELATING TO PAYEE. No modification or waiver of any of the provisions of this Convertible Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, or shall any such modification or waiver be applicable except in the specific instance for which it is given. This Convertible Note may not be discharged orally but only in writing duly executed by Payee.

     EXECUTED as of the date set forth above.

                                        MAKER:

                                        EDT LEARNING, INC.


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr., its President
                                            and Chief Executive Officer


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$<<Notes__Warrants_to_be_issued_>>